Exhibit 99.1

Resource Capital Corp. Announces

Common Stock Follow-On Offering

Philadelphia, PA – November 30, 2009 — Resource Capital Corp. (NYSE:RSO) (the “Company”) announced today that it intends to offer approximately $50 million of its common stock in an underwritten public offering. FBR Capital Markets & Co. will act as sole book-running manager and JMP Securities LLC will act as co-manager for this offering. The underwriters will have a 30-day option to purchase up to an additional 15% of the offered amount of common stock from the Company to cover overallotments, if any. The shares will be issued pursuant to a prospectus supplement filed as part of an existing shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) which was declared effective on June 6, 2008.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer or sale will be made only by means of the written prospectus forming part of the effective registration statement. A registration statement relating to these securities has been filed and is effective. A written prospectus for the offering meeting the requirements of Section 10 of the Securities Act of 1933 (other than a free writing prospectus as defined in the Securities Act Rule 405) may be obtained from FBR Capital Markets & Co. at (703) 496-1023 or by emailing Todd Davis of FBR Capital Markets & Co. at tdavis@fbr.com.

About Resource Capital Corp.

Resource Capital Corp. is a commercial real estate specialty finance company that qualifies as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. The Company’s investment strategy focuses on commercial real estate-related assets and, to a lesser extent, higher-yielding commercial finance assets. The Company invests in the following asset classes: commercial real estate-related assets such as whole loans, A-notes, B-notes, mezzanine loans and mortgage-related securities and commercial finance assets such as other asset-backed securities, senior secured corporate loans, equipment leases and notes, trust preferred securities, and debt tranches of collateralized debt obligations.

Resource Capital Corp. is externally managed by Resource Capital Manager, Inc., an indirect wholly owned subsidiary of Resource America, Inc. (NASDAQ: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the commercial finance, real estate and financial fund management sectors.

This press release contains forward-looking statements that involve risks and uncertainties. These forward-looking statements are not historical facts but rather are based on current beliefs, assumptions and expectations. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company or are within its control. If a change occurs, the business, financial condition, liquidity and results of operations of the Company may vary materially from those expressed in its forward-looking statements. You should not place undue reliance on these forward-looking statements, which reflect the Company’s view only as of the date of this press release, and it undertakes no obligation to update these forward-looking statements in the future. The Company uses words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” and variations of these words and similar expressions to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to vary from the Company’s forward-looking statements, including: changes in its industry, interest rates, the debt securities markets, real estate markets or the general economy; increased rates of default and/or decreased recovery rates on its investments; the performance and financial condition of its borrowers; the cost and availability of its financings, which depends in part on its asset quality, the nature of its relationships with its lenders and other capital providers, its business prospects and outlook and general market conditions; the availability and attractiveness of terms of additional debt repurchases; availability, terms and deployment of short-term and long-term capital; availability of, and ability to retain, qualified personnel; changes in governmental regulations, tax rates and similar matters; the success or failure of its efforts to implement its current business strategy; availability of investment opportunities in commercial real estate-related and commercial finance assets; the resolution of its non-performing and sub-performing assets; its ability to comply with financial covenants in its debt instruments; the degree and nature of its competition; the adequacy of its cash reserves and working capital; the timing of cash flows, if any, from its investments; unanticipated increases in financial and other costs, including a rise in interest rates; its ability to maintain compliance with over-collateralization and interest coverage tests in its collateralized debt obligations, its dependence on its manager and ability to find a suitable replacement in a timely manner, or at all, if either the Company or its manager were to terminate the management agreement; legislative and regulatory changes (including changes to laws governing the taxation of REITs, or the exemptions from registration as an investment company); environmental and/or safety requirements; its ability to satisfy complex rules in order for us to qualify as a REIT, for federal income tax purposes and qualify for its exemption under the Investment Company Act of 1940, as amended and its ability and the ability of its subsidiaries to operate effectively within the limitations imposed by these rules; the continuing threat of terrorist attacks on the national, regional and total economies; and other factors discussed under Item IA. Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and those factors that may be contained in any filing it makes with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release might not occur and actual results, performance or achievement could differ materially from that anticipated or implied in the forward-looking statements.

Contact: Resource Capital Corp.

Marketing and Investor Relations

pkamdar@resourceamerica.com